SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported)

                         March 30, 2007 (March 30, 2007)

                    VOYAGER ENTERTAINMENT INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)

             NEVADA                 0-33151            54-2110681
       -----------------          ------------       ----------------
(State or other jurisdiction of   (Commission      (IRS Employer
        incorporation)             File Number)   Identification No.)

                 4483 WEST RENO AVE, LAS VEGAS, NEVADA 89118
                ---------------------------------------------
               (Address of principal executive offices) (Zip Code)

      Registrant's telephone number, including area code (702) 221-8070

                                 NOT APPLICABLE
                      ----------------------------------------
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12
[ ] Pre-commencement communications pursuant to Rule 14d-2(b)under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2-Financial Information

ITEM 2.01.  Completion of Acquisition or Disposition of Assets

On September 12, 2006 Voyager completed the acquisition of Western Architectural Services, LLC. Upon further evaluation of the Western Merger transaction, it has been determined that the most effective utilization of Western's business relationship with Voyager would be through a process of being a member of a company created by both Voyager and Western in order to engage in construction projects. In addition to Voyager and Western entering the new company, management of Voyager has identified an additional member to enter the new company, as a licensed general contractor. This will allow Voyager to be directly involved in all phases of the V2 wheel Construction.

Due to this evaluation and review by management of both Voyager and Western it was determined that the acquisition of Western was not in the best interest of both entities. As a result, the acquisition will be cancelled effective immediately, in order for the new structure to move forward. Mr. Tracy Jones was initially issued 5,000,000 shares of common stock of Voyager for the acquisition. As a result of the cancellation of the acquisition Mr. Jones will be required to return 2,500,000 shares to the company to be cancelled and returned to the treasury.










                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                              VOYAGER ENTERTAINMENT INTERNATIONAL, INC.


March 30, 2007           By:      /S/ Richarld L. Hannigan, Sr.
                                  -------------------------------------
                                  Name: Richard L. Hannigan, Sr.
                                  Title: President & CEO








                                       2